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                                                                       Exhibit 1
                                                                       ---------
                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Cantab Pharmaceuticals plc.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     EXECUTED this 9th day of February, 2000.


BIOTECHNOLOGY VENTURE FUND, S.A. (i.l.)

By: /s/ M. Rose DOCK
    ---------------------------------
    Name:  M. Rose DOCK

Title:  LIQUIDATOR


By: /s/ Fernand HEIM
    ---------------------------------
    Name:  Fernand HEIM

Title:  MANDATORY




TETRAVEN FUND S.A. (i.l.)

By: /s/ M. Rose DOCK
    ---------------------------------
    Name:  M. Rose DOCK

Title:  LIQUIDATOR


By: /s/ Fernand HEIM
    ---------------------------------
    Name:  Fernand HEIM

Title:  MANDATORY



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